UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)      December 31, 2008

Belvedere SoCal
(Exact Name of Registrant as Specified in Its Charter)

California
(State or Other Jurisdiction of Incorporation)

333-141453	20-8356735
(Commission File Number)	(IRS Employer Identification No.)

One Maritime Plaza, Suite 825, San Francisco, CA	94111
(Address of Principal Executive Offices)	(Zip Code)

(415) 434-1236
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)   On December 31, 2008, Mr. Alan Lane resigned from the board of directors of Belvedere SoCal (“SoCal”), and its wholly owned subsidiary Professional Business Bank (“PBB”).  Upon Mr. Lane’s resignation, William Baribault, a current director and the President and Chief Executive Officer of SoCal and PBB, became Chairman of SoCal’s and PBB’s boards of directors.

Section 8 - Other Events

Item 8.01 - Other Events

On December 31, 2008, SoCal executed a note in favor of Belvedere Capital Fund II L.P. (the “Fund”) representing a loan of $500,000 bearing interest at 15% annually, with an interest only payment due April 1, and all principal and accrued but unpaid interest due and payable on July 1, 2009.  The note is convertible at the option of the Fund into a number of shares of SoCal’s Series A Non-Cumulative Perpetual Preferred Stock or common stock equal to the balance owed on the note divided by a per share price equal to a 20% premium to the then fair value, with such fair value to be determined by independent appraisal.  The proceeds from the note were contributed to the equity of PBB.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 6, 2009
Belvedere SoCal

By:	/s/ William Baribault
William Baribault
Chief Executive Officer (Principal Executive Officer)